Exhibit 99.1

Akorn Reports Second Quarter 2010 Results

-Core Revenues Increase by 138%-

-Adjusted EBITDA of $4.2 million; Raises Earnings Outlook for 2010-

LAKE FOREST, Ill.--(BUSINESS WIRE)--August 3, 2010--Akorn, Inc. (NASDAQ:AKRX), a niche generic pharmaceutical company, today reported financial results for the second quarter ended June 30, 2010.

Consolidated revenue for the second quarter of 2010 was $20.2 million, versus $16.3 million in the second quarter of 2009, representing an increase of 24%. Second quarter revenue for the core business, consisting of ophthalmic, hospital drugs & injectables and contract services, totaled $20.2 million in 2010 versus $8.5 million for the same quarter in 2009, an increase of 138%. Sequential quarter core revenue grew 32%, from $15.3 million to $20.2 million.

Consolidated gross margin for the second quarter of 2010 was 49% compared to 10% in the prior year period. Second quarter core business gross margin was 49% compared to 0% in the prior year period and up sequentially from a gross margin of 42% in the first quarter of 2010. Second quarter 2009 gross margin was depressed due to lower sales which resulted in an underutilization of plant capacities.

Selling, general and administrative expenses for the second quarter of 2010 were $6.0 million, versus $5.8 million in the second quarter of 2009 and $4.8 million in the first quarter of 2010. The sequential quarter increase was largely attributable to a $0.7 million increase in non-cash stock compensation expense and a $0.2 million increase in selling expenses as a result of fully staffing the sales force to support recent product launches and approvals.

The Company’s reported net loss of $9.4 million for the quarter includes a $10.7 million non-cash expense to record the quarterly change in fair value of warrants. As disclosed in the Company’s Form 8-K filed on July 2, 2010, the Company has amended the agreements governing the registration of the outstanding warrants it issued in 2009. As a result of this amendment, the Company changed its accounting treatment for these warrants as of the effective date, June 28, 2010. The warrants will no longer be classified as a liability with quarterly adjustments to fair value and instead will be treated as a component of shareholders’ equity in accordance with Accounting Standards Codification 815-40, Derivatives and Hedging. Prior to executing the amendment, the Company had accounted for these warrants as liabilities that were adjusted to fair value quarterly, with any increases or decreases in fair value recorded as non-operating expense or non-operating income, respectively. The change in fair value from March 31, 2010 to June 28, 2010 was recorded as non-operating expense in the second quarter of 2010 with the June 28, 2010 fair value of the warrants reclassified from liabilities to shareholders’ equity. No further fair value adjustments are required beyond that date.

Second Quarter Highlights

  Core business revenue growth of 138% over the prior year quarter as a result of the continued growth of recently launched products and robust sales of seasonal allergy ophthalmics which favorably impacted both the ophthalmic and contract services segments.
  Improved gross margins of 49% due to favorable product mix, higher utilization of plant capacities and the launch of new, higher margin products in the trailing four quarters.
  Operating income of $1.4 million and adjusted EBITDA of $4.2 million.
  Made $2.4 million in partner payments which were accrued in 2009 but paid in 2010 in accordance with negotiated extensions. Includes a final payment of $1.5 million to MBL.
  Received ANDA (abbreviated new drug application) approvals for Erythromycin Ophthalmic Ointment, USP 3.5g and injectable Hydromorphone Hydrochloride, USP 10mg/mL in three sizes.
  Initiated development of 20 new products.

Raj Rai, Chief Executive Officer, commented, “We are extremely pleased with our performance. The second quarter results demonstrate our continued focus on growing our core business as we have effectively replaced the vaccine revenues from the first quarter with higher margin core business revenue in the second quarter.”

Rai further added, “Our R&D initiatives are on track and we are evaluating additional projects to begin development before the end of the year. In addition, we plan to make strategic investments in our plants to increase our capacity and efficiencies. These investments will ensure our readiness to support our current demand and future growth as a result of our R&D initiatives in the next 3 to 5 years.”

Revised 2010 Outlook

  The Company projects 2010 revenue in the range of $76.0 million to $80.0 million. Core business revenue is projected in the range of $71.0 million to $75.0 million in 2010, a 59% to 67% increase over 2009.
  The 2010 gross margin for the Company’s core business is projected to be between 45% and 48%.
  The Company projects 2010 adjusted EBITDA in the range of $13.0 million to $16.0 million compared with a negative $4.2 million adjusted EBITDA in 2009, and up from the prior guidance range of $10.0 million to $13.0 million.
  In 2010, the Company expects to spend approximately $4.0 million on base capital expenditures compared with $1.1 million in 2009. Additionally, the Company plans to make strategic investments of approximately $5.0 million in 2010 to increase its plant capacities.
  The Company is projecting 2010 R&D expenses of approximately $8.0 to $9.0 million versus $4.8 million in 2009.
  The Company’s 2010 outlook includes the partial year impact of all 2010 product approvals through August 2, 2010. It excludes the impact of any approvals after August 2, 2010.

Akorn’s R&D Pipeline

The Company’s pipeline includes 9 ANDAs filed with the FDA with an annual market size of approximately $1.2 billion. Akorn expects to file an additional 7 ANDAs in 2010 with an estimated annual market size of $1.2 billion and 24 ANDAs in 2011 with an annual market size of approximately $4.5 billion. Additionally, there are 7 ANDAs filed with the FDA through the Akorn-Strides, LLC joint venture.

Second Quarter 2010 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 3, 2010, to discuss second quarter 2010 results followed by a Q&A session. The domestic call-in number is (800) 289-0569 and the international call-in number is (913) 312-1388. The confirmation code for all callers is 2482959. The URL for the webcast is http://www.videonewswire.com/event.asp?id=70378.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Since Adjusted EBITDA is not a GAAP financial measure, it should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA to net income (loss), please see the attachments to this earnings release.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income/(loss), plus:

  Interest income/(expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense and changes in the fair value of warrants
  Non-recurring operating expenses, such as supply agreement termination expenses

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

While the Company uses Adjusted EBITDA in managing and analyzing its business and financial condition and believes it to be useful to investors in their evaluating the Company’s performance, Adjusted EBITDA has certain shortcomings. Specifically, Adjusted EBITDA does not take into account the impact of capital expenditures on the liquidity or GAAP financial performance of the company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Accordingly, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2010	2009	2010	2009

Revenues	$20,185	$16,300	$40,705	$38,340
Cost of revenue	10,322	14,633	22,414	31,311
GROSS PROFIT	9,863	1,667	18,291	7,029

Selling, general and administrative expenses	5,993	5,832	10,750	12,829
Supply agreement termination expenses	-	99	-	5,929
Amortization of intangibles	572	339	986	914
Research and development expenses	1,881	1,691	3,313	2,668
TOTAL OPERATING EXPENSES	8,446	7,961	15,049	22,340

OPERATING INCOME (LOSS)	1,417	(6,294)	3,242	(15,311)

Interest expense, net	(234)	(376)	(524)	(654)
Write-off and amortization of deferred financing costs	(273)	(98)	(546)	(1,552)
Equity in earnings of unconsolidated joint venture	369	128	833	188
Change in fair value of warrants liability	(10,679)	(310)	(8,881)	(310)
LOSS BEFORE INCOME TAXES	(9,400)	(6,950)	(5,876)	(17,639)
Income tax provision	33	-	37	2
NET LOSS	$(9,433)	$(6,950)	$(5,913)	$(17,641)

NET LOSS PER SHARE:
BASIC	$(0.10)	$(0.08)	$(0.06)	$(0.20)
DILUTED	$(0.10)	$(0.08)	$(0.06)	$(0.20)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
BASIC	92,745	90,218	91,764	90,161
DILUTED	92,745	90,218	91,764	90,161

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,759	$1,617
Trade accounts receivable, net	12,130	9,225
Other receivable	62	833
Inventories	15,289	13,167
Prepaid expenses and other current assets	815	1,227
TOTAL CURRENT ASSETS	33,055	26,069
PROPERTY, PLANT AND EQUIPMENT, NET	31,322	31,473
OTHER LONG-TERM ASSETS
Intangibles, net	3,633	4,619
Deferred financing costs	3,254	3,800
Other	2,899	2,798
TOTAL OTHER LONG-TERM ASSETS	9,786	11,217
TOTAL ASSETS	$74,163	$68,759

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$4,067	$3,286
Accrued compensation	1,928	1,091
Accrued expenses and other liabilities	2,720	3,724
Revolving line of credit - related party	-	3,000
Warrants liability - related party	-	9,065
Supply agreement termination costs	-	1,500
TOTAL CURRENT LIABILITIES	8,715	21,666
LONG-TERM LIABILITIES
Lease incentive obligations	1,215	1,304
Product warranty liability	1,299	1,299
Subordinated note - related party	5,853	5,853
TOTAL LONG-TERM LIABILITIES	8,367	8,456
TOTAL LIABILITIES	17,082	30,122
SHAREHOLDERS' EQUITY
Common stock, no par value -- 150,000,000 shares authorized, 93,707,562 and 90,389,597 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively

	180,438	174,027
Warrants to acquire common stock	19,767	1,821
Accumulated deficit	(143,124)	(137,211)
TOTAL SHAREHOLDERS' EQUITY	57,081	38,637
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$74,163	$68,759

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2010	2009	2010	2009
OPERATING ACTIVITIES
Net loss	$ (9,433)	$ (6,950)	$ (5,913)	$ (17,641)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	1,443	1,303	2,745	2,848
Write-off and amortization of deferred financing fees	273	98	546	1,552
Non-cash stock compensation expense	1,004	288	1,305	1,243
Non-cash supply agreement termination expense	-	-	-	1,051
Non-cash change in fair value of warrants liability	10,679	310	8,881	310
Equity in earnings of unconsolidated joint venture	(369)	(128)	(833)	(188)
Changes in operating assets and liabilities:
Trade accounts receivable	(492)	3,633	(2,905)	(2,515)
Inventories	(3,023)	5,059	(2,122)	5,556
Prepaid expenses and other assets	385	(250)	960	574
Supply agreement termination liabilities	(1,500)	-	(1,500)	4,750
Trade accounts payable	804	(7,549)	781	(3,556)
Accrued expenses and other liabilities	(47)	1,106	(256)	1,404
NET CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES:	(276)	(3,080)	1,689	(4,612)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(426)	(341)	(1,611)	(642)
Purchase of product licensing rights	-	(250)	-	(250)
Distributions from unconsolidated joint venture	228	-	958	-
NET CASH USED IN INVESTING ACTIVITIES	(198)	(591)	(653)	(892)

FINANCING ACTIVITIES
Loan origination fees	-	(39)	-	(1,313)
(Repayments of) proceeds from line of credit	-	-	(3,000)	5,509
Net proceeds from common stock and warrant offering	2,500	-	4,969	-
Proceeds under stock option and stock purchase plans	42	48	137	1,264
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,542	9	2,106	5,460

INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	2,068	(3,662)	3,142	(44)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,691	4,681	1,617	1,063
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 4,759	$ 1,019	$ 4,759	$ 1,019

AKORN, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2010	2009	2010	2009

NET LOSS	$(9,433)	$(6,950)	$(5,913)	$(17,641)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation and amortization	1,443	1,303	2,745	2,848
Interest expense, net	234	376	524	654
Income tax provision	33	-	37	2
EBITDA	$(7,723)	$(5,271)	$(2,607)	$(14,137)

NON-RECURRING & NON-CASH OPERATING EXPENSES:
Non-cash stock compensation expense	1,004	288	1,305	1,243
Change in fair value of warrants liability	10,679	310	8,881	310
Write-off and amortization of deferred financing costs	273	98	546	1,552
Supply agreement termination expense	-	99	-	5,929
ADJUSTED EBITDA	$4,233	$(4,476)	$8,125	$(5,103)

CONTACT:
At the Company:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6100